UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

COMMISSION FILE NUMBER 1-7573

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	73-0618660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(281) 406-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

On April 23, 2013, Parker Drilling Company (“Parker Drilling”) filed a Current Report on Form 8-K reporting the acquisition on April 22, 2013 by Parker Drilling and two of its wholly-owned subsidiaries of International Tubular Services Limited and certain of its affiliates (collectively, “ITS”) and other related assets.

Parker Drilling’s acquisition of ITS represents the purchase of substantially all of the key operating assets of ITS Tubular Services (Holdings) Limited (“ITS Holdings”). Accordingly, the Current Report on Form 8-K filed on April 23, 2013 is being amended hereby to include the financial statements described in Item 9.01 hereto.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited consolidated statement of financial position of ITS Tubular Services (Holdings) Limited as of 31 December 2012, 2011 and 2010 and the related consolidated income statement, consolidated statements of comprehensive income, changes in equity/(deficit) and cash flow for each of the years in the three-year period ended 31 December, 2012 as required by Item 9.01(a) are filed as Exhibit 99.1 to this report and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Parker Drilling Company as of March 31, 2013 and unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 as required by Item 9.01(b) are filed as Exhibit 99.2 to this report and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Auditors

99.1	Audited consolidated statement of financial position of ITS Tubular Services (Holdings) Limited as of 31 December 2012, 2011 and 2010 and the related consolidated income statement, consolidated statements of comprehensive income, changes in equity/(deficit) and cash flow for each of the years in the three-year period ended 31 December 2012.

99.2	Unaudited pro forma condensed consolidated balance sheet of Parker Drilling Company as of March 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 and the three months ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: July 8, 2013	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer

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